Exhibit: 99.1

NEWS RELEASE

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax (408) 428-7998

Contacts:

Bill Slater

Chief Financial Officer

(408) 428-7801

bslater@symmetricom.com

Symmetricom Reports Fourth Quarter and FY2007 Financial Results

SAN JOSE, Calif. — Aug. 9, 2007 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency products and services, today reported financial results for its fourth quarter and fiscal year ended June 30, 2007.

Fiscal fourth quarter revenue was $57.4 million, a 22.8 percent increase over prior year quarterly revenue of $46.8 million.  For the fiscal year ended June 30, 2007, revenue was $208.4 million, an 18.3 percent increase over $176.1 million for fiscal year 2006.

Net earnings from continuing operations in the fourth quarter were $1.4 million or $0.03 per share on a fully diluted basis, compared with net earnings from continuing operations of $2.0 million or $0.04 per share on a fully diluted basis in the prior year period.  In fiscal 2007, net earnings from continuing operations were $5.9 million or $0.13 per share on a fully diluted basis, compared with a net loss from continuing operations of $46,000 for the prior fiscal year. Net earnings for fiscal year 2007 include a tax provision of $3.4 million, resulting from the liquidation of QoSmetrics S.A. and QoSmetrics, Inc., as previously disclosed.  Net earnings for fiscal year 2006 included a $7.0 million or $0.15 per share charge for the impairment of $6.2 million in goodwill and $0.8 million in other intangibles principally related to the company’s wireless business segment purchased in connection with the Datum acquisition in October 2002; this was determined in accordance with SFAS 142 for goodwill and SFAS 144 for other intangibles.

Non-GAAP net earnings from continuing operations in the fourth quarter, which excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges, and unusual and non-recurring items, were $4.0 million or $0.09 per share on a fully diluted basis compared with $3.8 million, or $0.08 per share on a fully diluted basis for the prior year period.  Non-GAAP net earnings from continuing operations for fiscal 2007 of $17.5 million or $0.38 per share on a fully diluted basis are up from prior year net earnings from continuing operations of $15.2 million or $0.32 per share on a fully diluted basis.

Telecom Solutions Division (TSD) revenue in the quarter was $36.1 million, an increase of $3.2 million or 9.9 percent over prior year period revenue of $32.9 million.    TSD revenue in fiscal 2007 was $135.2 million, up $18.1 million or 15.5 percent from prior year revenue of $117.1

-more-

million.  The growth in TSD revenues was principally attributable to strong sales of next generation wireline frequency and timing solutions to replace legacy equipment in U.S. central offices.

Timing, Test & Measurement Division (TT&M) revenue in the quarter was $21.2 million, an increase of $7.3 million or 52.5 percent over prior year period revenue of $13.9 million.  TT&M revenue for fiscal 2007 was $72.7 million, up $13.6 million or 23.1 percent from prior year revenue of $59.0 million.  TT&M revenue growth was supported by strong revenue in the secure mobile communications area as well as the acquisition of Timing Solutions Corporation, which was completed on Oct. 2, 2006.

Revenue for our new Quality of Experience Assurance Division (QAD) was $0.1 million for the quarter and $0.5 million for the fiscal year.

“Fiscal 2007 was a banner year for Symmetricom,” said Tom Steipp, president and CEO of Symmetricom.  “We broke through the $200 million revenue level, supported by revenue from equipment upgrades in our Telecom Solutions business and strong sales of secure communications equipment in our Timing Test and Measurement business.”

“Looking ahead, we expect several large upgrade customers to slow ordering as they focus on installing equipment they have just purchased. As a result, we believe that the second half of fiscal 2008 will be stronger than the first half,” continued Steipp.

Fiscal Year 2007 Highlights

•                  Grew revenue by 18 percent

•                  Net earnings improved to $6.1 million from $0.8 million in fiscal 2006

•                  Initiated wireline upgrades at AT&T and Verizon, which both became greater than 10 percent customers

•                  Introduced CableLabs® qualified DTI server, which is now in trials and vendor testing in the cable market, a new opportunity for the company

•                  Acquired Timing Solutions Corporation, which adds specialized products and knowledge to the TT&M product portfolio

•                  Acquired QoSmetrics, S.A. and intellectual property from Genista Corporation to form the nucleus of our new QAD business

Outlook for Fiscal Year 2008

Symmetricom expects fiscal year 2008 revenue to grow to a range of $210.0 million to $220.0 million.  The company expects GAAP earnings to be between $0.05 and $0.15 per share, on a fully diluted basis. Non-GAAP earnings are expected to be between $0.24 per share and $0.34 per share, on a fully diluted basis.

Symmetricom expects fiscal year 2008 first quarter revenue to be between $48.0 million and $53.0 million.  The company expects GAAP earnings to range from a loss of $0.05 per share to breakeven, on a fully diluted basis.  Non-GAAP earnings are expected to be between

$0.01 per share and $0.06 per share, on a fully diluted basis.  We will no longer provide quarterly guidance after this earnings release.

Our annual earnings guidance reflects increased operating expenses to support our emerging QAD business. We are investing in this organization during fiscal 2008 to develop this business to its fullest potential. We expect this investment to dilute earnings per share for fiscal year 2008 by approximately $0.22 per share on a GAAP basis and $0.16 per share on a Non-GAAP basis.

These statements are only effective as of the date of this press release and Symmetricom undertakes no duty to publicly revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Stock Repurchase Program

On August 8, 2007, the Board of Directors authorized management to repurchase up to approximately 2.9 million shares of Symmetricom common stock, adding 2.0 million shares to a previously authorized program. Since July 1, 2004, we have repurchased approximately 1.9 million shares of Symmetricom common stock.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, Aug. 9, at 1:30 p.m. Pacific time.  Those wishing to join should dial 1-210-234-0001 and reference the passcode “Symmetricom.”  A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com.  A replay of the call will be available until Aug. 17 at 11:59 p.m. Pacific time.  To access the replay, please dial 1-402-220-9696.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the non-GAAP Statements of Operations, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the “Consolidated Statements of Operations (non-GAAP)” schedule provided in the press release.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings, increased spending levels to support our new QAD business, progress made in developing product for the cable industry, as well as the information regarding the usefulness of the non-GAAP financial information. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to attract cable service providers as new customers for our products, our ability to develop, market and sell products into the Quality of Experience area for the emerging IPTV market, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating acquired businesses, customer acceptance of new products, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended June 30, 2006, subsequent Form 10-Q’s and Form 8K’s.

Note: Financial schedules attached.

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Twelve months ended June 30,
	2007	2006	2007	2006
Net revenue	$57,416	$46,754	$208,380	$176,112
Cost of products and services	30,231	24,385	110,147	90,428
Amortization of purchased technology	776	774	3,317	3,622
Impairment of purchased technology	—	—	—	1,198
Integration and restructuring charges	37	385	224	1,154
Gross Profit	26,372	21,210	94,692	79,710
Gross Margin	45.9%	45.4%	45.4%	45.3%
Operating Expenses:
Research and development	7,524	5,098	23,692	18,836
Selling, general and administrative	17,494	14,332	60,544	56,357
Impairment of goodwill	—	—	—	6,963
Acquired in-process research and development	—	—	188	—
Amortization of intangibles	258	118	792	522
Integration and restructuring charges	353	—	549	—
Operating income (loss)	743	1,662	8,927	(2,968)
Interest income	2,256	2,184	9,231	7,478
Interest expense	(1,182)	(1,239)	(4,823)	(4,983)
Earnings (loss) before income taxes	1,817	2,607	13,335	(473)
Income tax provision (benefit)	431	588	7,473	(427)
Net earnings (loss) from continuing operations	1,386	2,019	5,862	(46)
Gain (loss) from discontinued operations, net of tax	(143)	(41)	242	865
Net earnings	$1,243	$1,978	$6,104	$819

Earnings per share - basic:
Earnings from continuing operations	$0.03	$0.04	$0.13	$—
Gain from discontinued operations	—	—	—	0.02
Net earnings	$0.03	$0.04	$0.13	$0.02
Weighted average shares outstanding - basic	45,601	45,685	45,572	45,913

Earnings per share - diluted:
Earnings from continuing operations	$0.03	$0.04	$0.13	$—
Gain from discontinued operations	—	—	—	0.02
Net earnings	$0.03	$0.04	$0.13	$0.02
Weighted average shares outstanding - diluted	46,499	46,458	46,389	46,791

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Twelve months ended June 30,
	2007	2006	2007	2006
Reconciliation from GAAP to Non-GAAP
Net earnings (loss) from continuing operations:
GAAP earnings (loss) from continuing operations (GAAP)	$1,386	$2,019	$5,862	$(46)

Equity-based compensation expense:
Cost of products and services	299	124	1,034	564
Research and development	580	113	1,345	482
Selling, general and administrative	1,105	728	4,013	3,575
Total equity-based compensation expense	1,984	965	6,392	4,621
Amortization of intangible assets:
Cost of products and services	776	774	3,317	3,622
Operating expenses	258	118	792	435
Total amortization of intangible assets:	1,034	892	4,109	4,057

Impairment charges:
Purchased Technology	—	—	—	1,198
Goodwill	—	—	—	6,963
Total impairment charges:	—	—		8,161

Integration and restructuring charges	390	385	773	1,154
Write-off of non collectable sublease contract	—	—	298	—
Acquired in-process research and development	—	—	188	—
Income tax expense of QoSmetrics liquidation	—	—	3,412	—
Income tax effect of Non-GAAP adjustments	(809)	(487)	(3,581)	(2,789)
Non-GAAP net earnings from continuing operations	$3,985	$3,774	$17,453	$15,158

Earnings from continuing operations per share-diluted:
GAAP earnings from continuing operations	$0.03	$0.04	$0.13	$—
Non-GAAP earnings from continuing operations	$0.09	$0.08	$0.38	$0.32
Shares used in diluted shares calcuation	46,499	46,458	46,389	46,791

	Three months ended June 30,		Twelve months ended June 30,
	2007	2006	2007	2006
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$57,416	$46,754	$208,380	$176,112
GAAP Gross profit	26,372	21,210	94,692	79,710
GAAP Gross margin	45.9%	45.4%	45.4%	45.3%

Add Non-GAAP Items:
Equity-based compensation expense:	299	124	1,034	564
Impairment charges	—	—	—	1,198
Amortization of intangible assets	776	774	3,317	3,622
Integration and restructuring charges	37	385	224	1,154

Non-GAAP Gross profit	$27,484	$22,493	$99,267	$86,248
Non-GAAP Gross margin	47.9%	48.1%	47.6%	49.0%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$57,416	$46,754	$208,380	$176,112
GAAP Operating expenses	25,629	19,548	85,765	82,678
Operating expenses % to revenue	44.6%	41.8%	41.2%	46.9%

Add Non-GAAP Items:
Equity-based compensation expense:	1,685	841	5,358	4,057
Impairment of goodwill	—	—	—	6,963
Uncollectable sublease payment	—	—	298	—
Amortization of intangible assets	258	118	792	435
Acquired in-process research and development	—	—	188	—
Integration and restructuring charges	353	—	549	—

Non-GAAP operating expenses	$23,333	$18,589	$78,580	$71,223
Non-GAAP operating expenses % to revenue	40.6%	39.8%	37.7%	40.4%

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$37,587	$82,193
Short-term investments	138,559	106,696
Accounts receivable, net	37,368	33,015
Inventories, net	38,957	30,717
Note receivable from employee	500	—
Prepaids and other current assets	11,092	10,240
Total current assets	264,063	262,861
Property, plant and equipment, net	26,627	26,553
Goodwill, net	54,706	45,899
Other intangible assets, net	17,730	8,200
Deferred taxes and other assets	46,153	48,405
Note receivable from employee	—	500
Total assets	$409,279	$392,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,197	$13,359
Accrued compensation	13,937	10,352
Accrued warranty	3,374	3,547
Other accrued liabilities	15,148	12,024
Current maturities of long-term obligations	1,560	1,286
Total current liabilities	47,216	40,568
Long-term liabilities	125,550	126,670
Deferred income taxes	334	619
Total liabilities	173,100	167,857
Stockholders’ equity:
Common stock	187,069	181,696
Accumulated other comprehensive income	403	263
Retained earnings	48,707	42,602
Total stockholders’ equity	236,179	224,561
Total liabilities and stockholders’ equity	$409,279	$392,418

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